UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 23, 2005

                                   XDOGS, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    1-12850                      84-1168832
           ------                    -------                      ----------
(State or other jurisdiction     (Commission File               (IRS Employer
 of incorporation)                File Number)               Identification No.)

7000 Flour Exchange Bldg, 310 Fourth Avenue South, Minneapolis, MN      55415
-------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (612) 359-9020


          Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

BUSINESS

     Effective May 23, 2005, Xdogs, Inc. (the "Company"), a Nevada corporation (the "Company") acquired an eighty percent (80%) Net Revenue Interest in certain oil and gas leasehold interests located primarily in Montgomery County, Kansas (the "Acquisition") from Mid-Continents Investments, Inc., an unrelated entity. In connection with the Acquisition, the Company also acquired certain oil field equipment along with the oil and gas net revenue interests in exchange for an aggregate of 85,000,000 shares of authorized, but theretofore unissued, shares of common stock $.01 par value, of the Company (the "Common Stock").

     Prior to the Acquisition, there were 79,538,543 shares of the Company's Common Stock outstanding. Immediately following the Acquisition, there are 164,538,543 shares of Common Stock outstanding.

     The oil and gas properties include one hundred forty (140) net mineral acres.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     In connection with the Acquisition (described above in Item 2.01), Mid-Continents exchanged certain assets for 85,000,000 shares of the Company's Common Stock.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

     With the issuance of 85,000,000 shares of Common Stock to Mid-Continents Investments, Inc. in connection with the Acquisition, Mid-Continents Investments, Inc. became the holder of approximately 51.66% of the voting securities of the Company. The change of control of the Company was effected solely by the issuance of newly issued shares of the Company to Mid-Continents Investments, Inc. upon the Acquisition without any other consideration.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (1)  Not applicable.

     (2) Effective on May 23, 2005, immediately following the Acquisition, Ronald Abercrombie resigned as a Director of the Company. By resolution of the Board of Directors, dated May 23, 2005, Thomas Day and Charles Gregoire de Rothschild were appointed directors of the Company to fill the vacancy created by the resignation of Ronald Abercrombie that had not previously been filled. See Item 5.02(c) of this report on Form 8-K. See Items 5.02(a) and 5.02(c) of this report on Form 8-K.

     (3)  See 5.02(d)

     (4) The following is information related to the persons appointed by the directors on May 23, 2005 to fill the director vacancies.


NAME                                  AGE                 POSITION
----                                  ---                 --------
Thomas M. Day                         53                  Director
Charles Gregoire de Rothschild        61                  Director


Mr. Day has a BA from Oklahoma State University and has over 30 years experience in the oil and gas industry. He is a certified commercial pilot, and has worked in the oil field service industry for the past five years. He is in experienced land acquisition and has worked in the oil and gas industry for over 30 years. He is a resident of Independence, Kansas.

Mr. Rothschild is an experienced financier of numerous public and private companies, and has worked as a merchant banker for over 35 years. He is a director of several private companies, including AB International Investors, Summit Investments, Napolean Trust, and AB Rothschild de Realty. He is a resident of New York City.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     (1) As soon as practicable following the Acquisition, the certificate of incorporation of the Company will be amended and restated to: (i) change the name of the Company to Avalon Oil & Gas, Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

1.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable, but no later than seventy-one calendar days from the due date of this filing on Form 8-K/A.

2.   PRO FORMA FINANCIAL INFORMATION

     It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required pro forma financial statements will be provided as soon as practicable, but no later than seventy-one calendar days from the due date of this filing on Form 8-K/A.

3.   EXHIBITS

          Exhibit 10.1 Form of Asset Purchase Agreement, dated as of May 23, 2005, by and among the Company and Mid-Continents, Investments, Inc.

          Exhibit 17.1        Letter of Resignation of Ronald Abercrombie.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                XDOGS, INC.


May 23, 2005                                    By: /s/ Kent Rodriguez
                                                ----------------------
                                                Name: Kent Rodriguez
                                                Title: CEO